COMANCHE CLEAN ENERGY CORPORATION
Rua do Rocio, 11 andar
Sao Paulo CP 04552000
Brazil

February 14, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.

Re:	Registration Statement on Form F-1
File No. 333-143914 (the “Registration Statement”)

Gentlemen:

The undersigned, Thomas Cauchois and Alicia Noyola, are respectively, the Chairman and the Vice Chairman of Comanche Clean Energy Corporation (the “Company”). The Company hereby seeks a waiver of the requirement that audited financial statements contained in the registration Statement not be older than 12 months as of the date of filing of the most recent amendment.

Each of the undersigned represents that:

1. The Company is not required to comply with the 12 month requirement for the age of the most recent audited financial statements in any jurisdiction outside of the United States.

2. Complying with the 12 month requirement is impracticable and would involve undue hardship to the Company.

Very truly yours,

/s/ Thomas Cauchois
Thomas Cauchois, Chairman

/s/ Alicia Noyola
Alicia Noyola, Vice Chairman